FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock MuniYield Fund, Inc. (MYD), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc. (MUH), BlackRock Long-Term Municipal Advantage Trust (BTA), BlackRock Municipal Income Trust II (BLE), BlackRock Municipal Income Trust (BFK), BlackRock Municipal Bond Trust (BBK), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Strategic Municipal Trust (BSD), BlackRock California Insured Municipal Bond Fund (BR-CAINS), BlackRock MuniHoldings California Insured Fund, Inc. (MUC), BlackRock MuniYield California Insured Fund, Inc. (MCA2), BlackRock California Insured Municipal Income Trust (BCK), BlackRock MuniYield New Jersey Fund, Inc.
      (MYJ), BlackRock New Jersey Municipal Bond Fund (BR-NJMUNI), The BlackRock NJ Investment Quality Municipal Trust (RNJ), BlackRock New Jersey Municipal Income Trust (BNJ), BlackRock Virginia Municipal Bond Trust
      (BHV), BlackRock Delaware Municipal Bond Portfolio (BR-DE), Separate Accounts, P.I.

2.    Issuer: Puerto Rico Electric Power Authority

3.    Date of Purchase: 4/20/2007

4.    Underwriter from whom purchased: J.P. Morgan

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch

6.    Aggregate principal amount of purchased (out of total offering):
      $96,025,000 out of $1,943,565,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
      $132,370,000 out of $1,943,565,000.

8.    Purchase price (net of fees and expenses): 107.456 in 2014, 107.983 of
      5.00 in 2015, 101.037 of 4.00 in 2015, 108.560 in 2016, 107.068 IN
      2017, 106.726 IN 2018, 109.550 in 2019, 106.130 IN 2020, 108.017 in
      2020, 105.876 IN 2021, 107.757 in 2021, 105.707 IN 2022, 107.498 in
      2022, 105.454 IN 2023, 107.326 in 2023, 107.154 in 2024, 104.867 in
      2032, and 100 in 2029.

9.    Date offering commenced: 4/18/2007

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---

      a.    The securities are part of an issue registered
            under the Securities Act of 1933, as amended,
            which is being offered to the public, OR are
            Eligible Municipal Securities, OR are securities
            sold in an Eligible Foreign offering OR are
            securities sold in an Eligible Rule 144A
            Offering OR part of an issue of government
            securities.                                                [X]   [ ]

      b. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the

            Issuer) OR, if a rights offering, the
            securities were purchased on or before the
            fourth day preceding the day on which the
            rights offering terminated.                                [X]   [ ]

      c.    The underwriting was a firm commitment
            underwriting.                                              [X]   [ ]

      d.    The commission, spread or profit was reasonable
            and fair in relation to that being received by
            others for underwriting similar securities
            during the same period.                                    [X]   [ ]

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such
            securities has been in continuous operation for
            not less than three years (including the
            operations of predecessors).                               [X]   [ ]

      f.    Has the affiliated underwriter confirmed that it
            will not receive any direct or indirect benefit
            as a result of BlackRock's participation in the
            offering?                                                  [X]   [ ]

Received from: Janine Bianchino                                   Date: 5/3/07

                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1.    Name of Purchasing Portfolio: BlackRock National Municipal Fund (BR-
      NATL), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock Apex Municipal Fund, Inc. (APX), BlackRock MuniAssets Fund, Inc. (MUA), BlackRock High Yield Municipal (BR-HYMUNI), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Strategic Municipal Trust (BSD)

2.    Issuer: VA TOBACCO FIN CORP

3.    Date of Purchase: April 27, 2007

4.    Underwriter from whom purchased: Bear Stearns

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch

6.    Aggregate principal amount of purchased (out of total offering):
      $19,250,000 out of $1,149,273,282.50

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
      $19,250,000 out of $1,149,273,282.50

8.    Purchase price (net of fees and expenses): 97.961 of 2047

9.    Date offering commenced: April 26, 2007

10.   Offering price at end of first day on which any sales were made:

                                                                       YES    NO
                                                                       ---   ---

      b.    The securities were purchased prior to the end
            of the first day on which any sales were made,
            at a price that was not more than the price paid
            by each other purchaser of securities in that
            offering or in any concurrent offering of the
            securities (except, in the case of an Eligible
            Foreign Offering, for any rights to purchase
            required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or
            before the fourth day preceding the day on which
            the rights offering terminated.                            [X]   [ ]

      c.    The underwriting was a firm commitment
            underwriting.                                              [X]   [ ]

      d.    The commission, spread or profit was reasonable
            and fair in relation to that being received by
            others for underwriting similar securities
            during the same period.                                    [X]   [ ]

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such
            securities has been in continuous operation for
            not less than three years (including the
            operations of predecessors).                               [X]   [ ]

      f.    Has the affiliated underwriter confirmed that it
            will not receive any direct or indirect benefit
            as a result of BlackRock's participation in the
            offering?                                                  [X]   [ ]

Approved: Dan Chen                                                Date: 5/9/07

                                   FORM 10f-3

                               THE BLACKROCK FUNDS
                         RECORD OF SECURITIES PURCHASED

                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock Municipal Bond Trust (BBK), BlackRock Municipal Income Trust (BFK), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Municipal Income Trust II (BLE), BlackRock National Municipal Fund (BR-NATL), BlackRock Strategic Municipal Trust (BSD), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc. (MUH), BlackRock MuniYield Fund, Inc. (MYD), BlackRock California Municipal Income Trust II (BCL), BlackRock California Municipal Income Trust (BFZ), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock California Municipal Bond Trust (BZA), BlackRock MuniVest Fund, Inc. (MVF), BlackRock MuniVest Fund II, Inc. (MVT), BlackRock MuniYield California Fund, Inc. (MYC), BlackRock MuniYield Insured Fund, Inc (MYI), PI

2.    Issuer: California State GO

3.    Date of Purchase: June 21, 2007

4.    Underwriter from whom purchased: Citigroup Global Markets Inc.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.    Aggregate principal amount of purchased (out of total offering):
      $150,130,000 out of $2,500,000,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): $150,130,000 out of $2,500,000,000

8. Purchase price (net of fees and expenses): 104.427 in 2012, 104.795 in 2013, 105.190 in 2014, 102.408 in 2015, 105.756 in 2015, 102.285 in 2016,
      105.976 in 2016, 106.101 in 2017, 102.035 in 2032, 101.718 in 2037.

9.    Date offering commenced: June 21, 2007

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---

      a.    The securities are part of an issue
            registered under the Securities Act of 1933, as
            amended, which is being offered to the public,
            OR are Eligible Municipal Securities, OR are
            securities sold in an Eligible Foreign Offering
            OR are securities sold in an Eligible Rule 144A
            Offering OR part of an issue of government
            securities.                                                [X]   [ ]

      b.    The securities were purchased prior to the end
            of the first day on which any sales were made,
            at a price that was not more than the price paid
            by each other purchaser of securities in that
            offering or in any concurrent offering of the
            securities (except, in the case of an Eligible
            Foreign Offering, for any rights to purchase
            required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or
            before the fourth day preceding the day on which
            the rights offering terminated.                            [X]   [ ]

      c.    The underwriting was a firm commitment
            underwriting.                                              [X]   [ ]

      d.    The commission, spread or profit was reasonable
            and fair in relation to that being received by
            others for underwriting similar securities
            during the same period.                                    [X]   [ ]

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such
            securities has been in continuous operation for
            not less than three years (including the
            operations of predecessors).                               [X]   [ ]

      f.    Has the affiliated underwriter confirmed that
            it will not receive any direct or indirect
            benefit as a result of BlackRock's participation
            in the offering?                                           [X]   [ ]

      Received from: Janine Bianchino                            Date: 6/21/07